UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 1, 2007 (February 23, 2007)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2007, University Mall Limited Partnership (the “Company”), an affiliate of Glimcher Realty Trust (the “Registrant”), entered into an Agreement of Sale and Purchase (the “Agreement”) with Somera Capital Management, LLC (the “Buyer”) in which the Company will sell all of its interest in University Mall (the “Mall”), a regional shopping center located in Tampa, FL. The transaction remains subject to certain customary closing conditions, but the Registrant expects the transaction to close during the first half of 2007.

The total sale price under the Agreement is approximately $149 million, less typical closing costs and transaction fees. As part of the transaction, Glimcher Properties Limited Partnership (“GPLP”), an affiliate of the Company and Registrant, will provide a guaranty for the lease between the Company and Ohio Entertainment Corporation (“Ohio”), each an affiliate of GPLP and Registrant, involving a theatre located at the Mall. Under the guaranty, GPLP will guaranty Ohio’s monetary obligations under the lease until it expires on December 31, 2011. Also as part of the transaction, Glimcher Development Corporation (“GDC”), an affiliate of the Registrant, GPLP, and the Buyer shall enter into a Property Management Agreement whereby GPLP, as manager, and GDC, as service provider, will provide property management and other administrative services to the Mall for a period of one (1) year after the transaction’s closing date. Under the Management Agreement, GPLP shall be entitled to receive a monthly management fee equal to three and one-half percent (3.5%) of the Mall’s total gross income from tenant rents for the respective month.

The Agreement contains such other terms, conditions, covenants, representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature. Other than the Agreement and the transactions described therein and herein, there is no other material relationship between the Company, Registrant, GPLP, GDC, Ohio, and any of their affiliates and Buyer and any of its affiliates.

Forward Looking Statements

This Form 8-K, and the exhibits attached hereto, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, the effect of economic and market conditions, competition, tenant or joint venture partner(s) bankruptcies, the failure to increase mall store occupancy and same-mall operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to complete proposed or anticipated acquisitions, the failure to sell properties as anticipated and to obtain estimated sale prices, the failure to upgrade our tenant mix and attract innovative retailers, restrictions in current financing arrangements, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure of the Registrant to qualify as a real estate investment trust, the failure to refinance debt at favorable terms and conditions, an increase in impairment charges, additional impairment charges, loss of key personnel, possible restrictions on our ability to operate or dispose of any partially-owned properties, the failure to achieve earnings/funds from operations targets or estimates, conflicts of interest with existing joint venture partners, the failure of joint venture relationships, taxes and other property expenses, significant costs related to environmental issues as well as other risks listed from time to time in the Registrant’s other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: March 1, 2007	By:	/s/ Kim A. Rieck

Kim A. Rieck Senior Vice President, General Counsel & Secretary